SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


    Date of Report (Date of earliest event reported): March 30, 2005


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

Sonex Research, Inc. is seeking dismissal of a lawsuit filed by investors seeking the return of $175,000 in equity investments made in Sonex during 2004 plus unspecified compensatory and punitive damages.

A Complaint  was filed on February  9, 2005 in the U.S.  District  Court for the
Eastern District of Pennsylvania by Bruce W. Majer of Plymouth Meeting, PA, Allen W. Fortna of Whitehall, PA, and the Hermitage Partnership of Philadelphia, PA (together, referred to as the "Investors"). The Complaint is an action for federal and state securities fraud, common law fraud, and related claims by the Investors who believe they were induced to purchase securities based on a series of alleged misstatements and omissions, and is filed against Sonex, its former President, CEO and director Roger D. Posey, former director Jim Z.I. Williams, current CFO, Secretary and director George E. Ponticas, and Dr. Andrew A. Pouring, current Sonex Chairman of the Board, CEO and President.

Yesterday, Sonex filed a Motion to Dismiss the Complaint for failure to state a cognizable claim as a matter of law and for lack of jurisdiction over the Company's current officers. Dr. Pouring and Mr. Ponticas, who comprise the current management and Board of Directors of Sonex, continue to believe that, aside from failing to meet the legal requirements, most aspects of the claims in the Complaint are without merit.

It is anticipated that the Court will decide this motion prior to issuing any order concerning discovery on the merits of the allegations of the Complaint.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


March 30, 2005

SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary